UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2020 (October 26, 2020)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2020, Community Health Systems, Inc. (the “Company”) issued a press release announcing that Wayne T. Smith, Chairman of the Board and Chief Executive Officer, will transition from his role as the Company’s Chief Executive Officer to the role of Executive Chairman of the Company’s Board of Directors effective January 1, 2021. The Company plans to appoint Tim L. Hingtgen, currently President and Chief Operating Officer of the Company, to assume the role of Chief Executive Officer, effective January 1, 2021. Mr. Hingtgen will continue to serve as a member of the Board of Directors following such appointment.

Mr. Hingtgen, age 53, has served as our President and Chief Operating Officer since September 2016. He is responsible for strategic and operational priorities of the Company and providing oversight and direction to the senior corporate and regional operations leaders who directly support the Company’s affiliated hospitals. Mr. Hingtgen has served on the Company’s Board of Directors since May 2017. He joined the Company in 2008 as a Vice President of Division Operations, and, in January 2014, he was promoted to Division President. In that position, Mr. Hingtgen oversaw the operations of the Company’s affiliated hospitals in the western United States. In May 2016, Mr. Hingtgen was promoted to Executive Vice President of Operations. In that position he worked directly with the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to advance the Company’s strategic priorities and to help elevate operational and financial performance in key markets. Mr. Hingtgen has over 20 years of healthcare management experience. Prior to joining the Company, he held chief executive officer and chief operating officer positions at for-profit hospitals in Arizona, Indiana and Nevada. Mr. Hingtgen has a master’s degree in business administration from the University of Nevada, Las Vegas.

Mr. Hingtgen is not a party to any plan, contract or arrangement with the Company entered into in connection with his upcoming appointment as Chief Executive Officer, and Mr. Hingtgen’s compensation as Chief Executive Officer has not yet been determined. Additionally, Mr. Smith is not a party to any plan, contract or arrangement with the Company entered into in connection with his upcoming appointment as Executive Chairman, and Mr. Smith’s compensation as Executive Chairman has not yet been determined.

A copy of the press release announcing the matters discussed above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release dated October 27, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2020	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)